Exhibit No. (99)

The Bear Stearns Companies Inc.

383 Madison Avenue

New York, NY 10179

Tel (212) 272-2000

www.bearstearns.com

Contact:	Elizabeth Ventura	(212) 272-9251
	John Quinn	(212) 272-5934

BEAR STEARNS REPORTS THIRD QUARTER RESULTS

RECORD EARNINGS PER SHARE OF $2.69

NET INCOME RISES 34% TO $378 MILLION

EQUITY AND EQUITY-RELATED BUSINESSES FUEL STRONG GROWTH

Investment Banking Net Revenues Up 65%

Institutional Equities Net Revenues Rose 43%

Wealth Management Net Revenues Up 21%

Global Clearing Services Net Revenues Increase 15%

NEW YORK, New York – September 15, 2005 – The Bear Stearns Companies Inc. (NYSE:BSC) today reported record earnings per share (diluted) of $2.69 for the third quarter ended August 31, 2005, up 29% from $2.09 per share for the third quarter of 2004. Net income for the third quarter of 2005 was $378.3 million, up 34% from $283.3 million for the third quarter of 2004. Net revenues were $1.81 billion for the third quarter, up 18% from $1.53 billion for the third quarter of 2004. Annualized after-tax return on average common stockholders’ equity for the third quarter 2005 was 16.9%, and for the trailing 12-month period ended August 31, 2005 was 16.8%.

“I am very pleased with the record results for the quarter,” said James E. Cayne, chairman and chief executive officer. “Bear Stearns continues to perform well in every area, our fixed income division is more diversified, our banking effort broader, our client relationships stronger and our talent pool deeper than ever before. The balanced nature of our business mix remains a driver of our excellent results throughout shifting market cycles.”

A brief discussion of the firm’s business segments follows:

CAPITAL MARKETS

Net revenues for the Capital Markets segment were $1.4 billion for the quarter ended

August 31, 2005, up 15% from $1.2 billion for the third quarter of 2004.

•

Institutional Equities net revenues were $333.6 million for the third quarter of 2005, a 43% increase from $233.5 million for the comparable prior-year quarter. Risk arbitrage, equity derivatives and the domestic and international sales and trading areas all contributed significantly to this strong performance.

•

Fixed Income net revenues were $739.2 million for the third quarter 2005, down 4% from $774.0 million reported for the quarter ended August 31, 2004. The interest rate businesses posted record results with year-over-year gains led by the foreign exchange area. Although down from peak levels, the credit and mortgage-related businesses have remained strong, reflecting market-share gains as well as the results of earlier investments made to broaden the franchise and diversify revenues.

•

Investment Banking net revenues were $299.9 million for the quarter ended August 31, 2005, up 65% from $181.8 million for the year-ago third quarter. Underwriting, M&A and advisory fees were significantly higher, as market activity increased across a wide range of products including IPO and secondary equity issuance, municipal and high-grade underwriting. Merchant banking revenues increased to $93 million up from $3 million in the prior-year quarter due to principal gains and performance fees.

GLOBAL CLEARING SERVICES

Net revenues for Global Clearing Services were $258.0 million for the quarter ended

August 31, 2005, up 15% from $225.1 million for the quarter ended August 31, 2004. Higher customer margin debt and customer short balances resulted in increased net interest revenues. Partially offsetting the increase in net interest revenues were lower commission revenues reflecting reduced prime brokerage trading volumes and rates. Average customer margin debt balances were $57.2 billion during the quarter ended August 31, 2005, up 23% from $46.6 billion in the comparable quarter of fiscal 2004. Customer short balances averaged $81.3 billion for the third quarter of 2005, compared with $75.6 billion for the third quarter of 2004.

WEALTH MANAGEMENT

Wealth Management net revenues for the quarter ended August 31, 2005 were $169.6 million, an increase of 21% from $139.8 million for the quarter ended August 31, 2004.

•

Private Client Services net revenues were $113.9 million in the third quarter of 2005, up 10% from $103.5 million in the prior-year quarter. The expansion of the sales force, growth in fee-based assets and increased investor activity contributed to the rise in net revenues.

•

Asset Management net revenues rose 53% to $55.7 million for the third quarter of 2005 from $36.3 million in the prior-year quarter, reflecting increased management fees and higher performance fees. Total assets under management were $37.1 billion on August 31, 2005, up 32% from $28.1 billion on August 31, 2004.

EXPENSES
•

Compensation as a percentage of net revenues was 47.0% for the third quarter of 2005 versus 48.4% in the quarter ended August 31, 2004. Compensation as a percentage of net revenues for the nine months ended August 31, 2005 was 48.5%, and 47.8% for the full year ended November 30, 2004.

•

Non-compensation expenses were $381.1 million for the quarter ended August 31, 2005, a rise of 10% from $347.8 million for the comparable prior-year period. The increase is primarily related to higher communications and technology costs, occupancy, and professional fees.

The third quarter 2005 pre-tax profit margin was 32.0% as compared with 28.9% for the third quarter of 2004.

As of August 31, 2005, total capital, including stockholders’ equity and long-term borrowings, was $52.1 billion. The book value of Bear Stearns common stock at August 31, 2005 was $67.18 per share, based on 146.3 million shares outstanding.

Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking, securities trading and brokerage firm. With approximately $52.1 billion in total capital, Bear Stearns serves governments, corporations, institutions and individuals worldwide. The company’s business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, securities research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers financing, securities lending, clearing and technology solutions to hedge funds, broker-dealers and investment advisors. Headquartered in New York City, the company has approximately 11,500 employees worldwide. For additional information about Bear Stearns, please visit the firm’s web site at http://www.bearstearns.com.

***

Financial Tables Attached

Certain statements contained in this discussion are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the Company’s future results, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Management” in the Company’s 2004 Annual Report to Stockholders, and similar sections of the Company's quarterly reports on Form 10-Q, which have been filed with the Securities and Exchange Commission.

A conference call to discuss the Company’s results will be held on Thursday, September 15, 2005 at 10:00 a.m. E.S.T. The call will be open to the public. Those wishing to listen to the conference call should dial 1-800-374-2412 (or 1-706-634-7253 for international callers) at least 10 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through the internet at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available at approximately 1:00 p.m. E.S.T. on Bear Stearns’ web site or by dialing 1-800-642-1687 (or 1-706-645-9291 for international callers). The pass code for the replay is 9174898. The replay will be available until midnight on Friday, September 30, 2005. If you have any questions on how to obtain access to the conference call, please contact Joanne Jarema at 1-212-272-4417 or via e-mail at jjarema@bear.com.

THE BEAR STEARNS COMPANIES INC. SEGMENT DATA (UNAUDITED)
	Three Months Ended			% Change From		Nine Months Ended		% Change
	August 31, 2005	August 31, 2004	May 31, 2005	August 31, 2004	May 31, 2005	August 31, 2005	August 31, 2004
	(In thousands)					(In thousands)
NET REVENUES

Capital Markets
Institutional Equities	$333,620	$233,517	$390,453	42.9%	(14.6%)	$1,037,013	$772,480	34.2%
Fixed Income	739,242	773,960	808,013	(4.5%)	(8.5%)	2,412,762	2,473,702	(2.5%)
Investment Banking	299,935	181,818	231,935	65.0%	29.3%	749,264	648,033	15.6%
Total Capital Markets	1,372,797	1,189,295	1,430,401	15.4%	(4.0%)	4,199,039	3,894,215	7.8%

Global Clearing Services	258,042	225,090	276,160	14.6%	(6.6%)	804,594	685,619	17.4%

Wealth Management
Private Client Services (1)	113,897	103,498	105,637	10.0%	7.8%	333,409	331,667	0.5%
Asset Management	55,686	36,320	50,148	53.3%	11.0%	161,149	137,454	17.2%
Total Wealth Management	169,583	139,818	155,785	21.3%	8.9%	494,558	469,121	5.4%

Other (2)	11,858	(19,438)	11,206	nm	5.8%	25,301	(64,729)	nm

Total net revenues	$1,812,280	$1,534,765	$1,873,552	18.1%	(3.3%)	$5,523,492	$4,984,226	10.8%

PRE-TAX INCOME

Capital Markets	$492,155	$415,007	$455,776	18.6%	8.0%	$1,429,614	$1,403,139	1.9%
Global Clearing Services	127,486	93,855	142,989	35.8%	(10.8%)	408,249	278,301	46.7%
Wealth Management	4,894	7,667	6,054	(36.2%)	(19.2%)	25,927	54,253	(52.2%)
Other (2)	(44,380)	(72,650)	(142,380)	38.9%	68.8%	(242,868)	(249,360)	2.6%

Total pre-tax income	$580,155	$443,879	$462,439	30.7%	25.5%	$1,620,922	$1,486,333	9.1%

(1) Private Client Services Detail:

Gross Revenues, before transfer to Capital Markets Segment	$138,987	$121,082	$130,284			$402,566	$397,977
Revenue transferred to Capital Markets segment	(25,090)	(17,584)	(24,647)			(69,157)	(66,310)

Private Client Services net revenues	$113,897	$103,498	$105,637			$333,409	$331,667

(2)

Includes consolidation and elimination entries, unallocated revenues (predominantly interest) and certain corporate administrative functions, including certain legal costs and costs related to the Capital Accumulation Plan for Senior Managing Directors ("CAP Plan").

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period's presentation.
nm -	not meaningful

THE BEAR STEARNS COMPANIES INC. CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended			% Change From
	August 31,	August 31,	May 31,	August 31,	May 31,
	2005	2004	2005	2004	2005
	(In thousands, except share and per share data)

REVENUES
Commissions	$290,799	$273,722	$313,608	6.2%	(7.3%)
Principal transactions	883,142	867,379	980,179	1.8%	(9.9%)
Investment banking	315,897	157,781	250,426	100.2%	26.1%
Interest and dividends	1,344,089	528,704	1,191,785	154.2%	12.8%
Asset management and other income	91,467	66,767	87,582	37.0%	4.4%
Total revenues	2,925,394	1,894,353	2,823,580	54.4%	3.6%
Interest expense	1,113,114	359,588	950,028	209.6%	17.2%
Revenues, net of interest expense	1,812,280	1,534,765	1,873,552	18.1%	(3.3%)

NON-INTEREST EXPENSES
Employee compensation and benefits	850,985	743,038	922,908	14.5%	(7.8%)
Floor brokerage, exchange and clearance fees	55,029	56,822	57,262	(3.2%)	(3.9%)
Communications and technology	97,668	92,360	100,343	5.7%	(2.7%)
Occupancy	43,354	35,843	40,756	21.0%	6.4%
Advertising and market development	32,784	30,030	34,577	9.2%	(5.2%)
Professional fees	60,018	47,547	61,278	26.2%	(2.1%)
Other expenses	92,287	85,246	193,989	8.3%	(52.4%)
Total non-interest expenses	1,232,125	1,090,886	1,411,113	12.9%	(12.7%)

Income before provision for income taxes	580,155	443,879	462,439	30.7%	25.5%
Provision for income taxes	201,850	160,620	164,329	25.7%	22.8%
Net income	$378,305	$283,259	$298,110	33.6%	26.9%

Net income applicable to common shares	$372,357	$276,416	$291,667	34.7%	27.7%

Adjusted net income used for diluted earnings per share (1)	$394,919	$300,984	$309,660	31.2%	27.5%

Basic earnings per share	$2.96	$2.31	$2.32	28.1%	27.6%
Diluted earnings per share	$2.69	$2.09	$2.09	28.7%	28.7%

Weighted average common shares outstanding:
Basic	130,194,452	127,014,483	130,663,337
Diluted	147,051,538	144,201,755	148,037,979

Cash dividends declared per common share	$0.25	$0.20	$0.25

(1)

Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock. For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period's presentation.

THE BEAR STEARNS COMPANIES INC. CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Nine Months Ended		% Change From
	August 31,	August 31,	August 31,
	2005	2004	2004
	(In thousands, except share and per share data)

REVENUES
Commissions	$901,784	$888,975	1.4%
Principal transactions	2,841,954	2,747,440	3.4%
Investment banking	800,033	634,840	26.0%
Interest and dividends	3,557,493	1,547,637	129.9%
Asset management and other income	270,079	220,704	22.4%
Total revenues	8,371,343	6,039,596	38.6%
Interest expense	2,847,851	1,055,370	169.8%
Revenues, net of interest expense	5,523,492	4,984,226	10.8%

NON-INTEREST EXPENSES
Employee compensation and benefits	2,680,668	2,452,239	9.3%
Floor brokerage, exchange and clearance fees	169,609	173,369	(2.2%)
Communications and technology	296,950	274,509	8.2%
Occupancy	123,704	104,226	18.7%
Advertising and market development	95,933	85,246	12.5%
Professional fees	168,015	131,717	27.6%
Other expenses	367,691	276,587	32.9%
Total non-interest expenses	3,902,570	3,497,893	11.6%

Income before provision for income taxes	1,620,922	1,486,333	9.1%
Provision for income taxes	565,702	494,206	14.5%
Net income	$1,055,220	$992,127	6.4%

Net income applicable to common shares	$1,036,351	$970,671	6.8%

Adjusted net income used for diluted earnings per share (1)	$1,098,611	$1,045,789	5.1%

Basic earnings per share	$8.22	$7.97	3.1%
Diluted earnings per share	$7.42	$7.16	3.6%

Weighted average common shares outstanding:
Basic	130,716,960	128,287,500
Diluted	148,041,526	145,992,306

Cash dividends declared per common share	$0.75	$0.60

(1)

Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock.

For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period's presentation.

THE BEAR STEARNS COMPANIES INC. SELECTED FINANCIAL INFORMATION (UNAUDITED)
	Three Months Ended
	August 31,	May 31,	February 28,	November 30,	August 31,	May 31,	February 29,
	2005	2005	2005	2004	2004	2004	2004
	(In thousands, except common share data, financial ratios and other data)

Results
Revenues, net of interest expense	$1,812,280	$1,873,552	$1,837,660	$1,828,657	$1,534,765	$1,723,538	$1,725,923
Net income	$378,305	$298,110	$378,805	$352,606	$283,259	$347,803	$361,065
Net income applicable to common shares	$372,357	$291,667	$372,327	$345,990	$276,416	$340,609	$353,646
Adjusted net income used for diluted earnings per share (1)	$394,919	$309,660	$394,032	$372,632	$300,984	$366,027	$378,778

Financial Position
Stockholders' equity, at period end	$9,881,046	$9,641,514	$9,518,898	$8,990,872	$8,067,519	$8,006,834	$7,817,777
Total capital, at period end	$52,070,689	$49,330,143	$48,491,012	$45,834,149	$41,567,718	$39,973,413	$39,970,906

Common Share Data
Basic earnings per share	$2.96	$2.32	$2.94	$2.91	$2.31	$2.77	$2.88
Diluted earnings per share	$2.69	$2.09	$2.64	$2.61	$2.09	$2.49	$2.57
Book value per common share, at period end	$67.18	$64.67	$62.88	$59.13	$55.13	$53.38	$51.19
Weighted average common shares outstanding:
Basic	130,194,452	130,663,337	131,261,212	125,346,024	127,014,483	129,071,295	129,118,964
Diluted	147,051,538	148,037,979	149,193,402	142,672,823	144,201,755	146,921,897	147,108,483
Common shares outstanding, at period end (2)	146,341,980	145,928,440	146,012,775	144,484,099	144,052,137	144,285,667	144,320,701

Financial Ratios
Return on average common equity (annualized)	16.9%	13.5%	17.8%	19.5%	15.9%	19.6%	21.3%
Adjusted pre-tax profit margin (3)	34.2%	26.4%	33.5%	31.8%	31.7%	32.3%	33.3%
Pre-tax profit margin (4)	32.0%	24.7%	31.5%	29.3%	28.9%	29.7%	30.8%
After-tax profit margin (5)	20.9%	15.9%	20.6%	19.3%	18.5%	20.2%	20.9%
Compensation & benefits / Revenues, net of interest expense	47.0%	49.3%	49.3%	43.8%	48.4%	49.9%	49.2%

Other Data (in billions, except employees)
Margin debt balances, at period end	$59.6	$53.9	$61.3	$57.3	$49.6	$44.4	$47.9
Margin debt balances, average for period	$57.2	$58.7	$58.0	$52.0	$46.6	$46.7	$46.6
Customer short balances, at period end	$80.6	$82.5	$93.9	$85.4	$73.7	$74.9	$77.0
Customer short balances, average for period	$81.3	$86.8	$88.5	$78.2	$75.6	$77.2	$74.3
Securities borrowed, at period end	$53.4	$59.7	$67.8	$65.2	$58.9	$59.7	$62.0
Securities borrowed, average for period	$59.4	$65.1	$69.6	$64.1	$63.3	$65.3	$62.6
Free credit balances, at period end	$29.6	$31.6	$30.2	$30.8	$29.3	$28.8	$26.1
Free credit balances, average for period	$28.6	$30.6	$31.1	$28.8	$30.8	$28.1	$26.5
Assets under management, at period end	$37.1	$36.9	$37.0	$34.9	$28.1	$27.3	$29.1
Employees, at period end	11,498	11,141	11,019	10,961	10,715	10,469	10,431

(1)

Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock. For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

(2)

Represents shares used to calculate book value per common share. Common shares outstanding include units issued under certain stock compensation plans which will be distributed as shares of common stock.

(3)	Represents the ratio of income before both CAP Plan costs and provision for income taxes to revenues, net of interest expense.
(4)	Represents the ratio of income before provision for income taxes to revenues, net of interest expense.
(5)	Represents the ratio of net income to revenues, net of interest expense.